UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2013

3DICON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Oklahoma	73-1479206
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

6804 South Canton Avenue, Suite 150, Tulsa, Oklahoma 74136
(Address of principal executive offices and zip code)
(918) 494-0505
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Private Placement

On December 9, 2013 and December 11, 2013, 3DIcon Corporation, an Oklahoma corporation (the “Company”), closed on $195,000 in a private placement (the “Private Placement”) contemplated by that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated December 9, 2013, pursuant to which the Company sold 195,000 Units (as defined below) to accredited investors (each, an “Investor” and collectively, the “Investors”), one of whom was Victor Keen, the Company’s Chief Executive Officer and a member of the board of directors of the Company. Accordingly, at the closings, the Company issued (i) 195,000 shares of its newly designated Series A Convertible Preferred Stock (the “Series A Preferred”), and (ii) warrants (“Warrants”) to purchase an aggregate of 9,750,000 shares of Common Stock for gross proceed of $195,000.

Under the terms of the Securities Purchase Agreement, the Company sold units (“Units”) consisting of: (i) one share of Series A Convertible Preferred Stock and (ii) Warrants to purchase fifty (50) shares of Common Stock. The purchase price of each Unit was $1.00. The total purchase price of the securities sold in the Private Placement was $195,000. The offer and sale of the foregoing securities under the Securities Purchase Agreement was not a “public offering” as referred to in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and was intended meet the requirements to qualify for exemption under Rule 506(b) of Regulation D promulgated under the Securities Act.

The terms of the Series A Convertible Preferred Stock and Warrants are as follows:

Series A Convertible Preferred Stock

A total of 195,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) have been authorized for issuance under the Certificate of Designation of Preferences, Rights and Limitation of Series A Convertible Preferred Stock of 3DIcon Corporation (the “Certificate of Designation”), included here as Exhibit 3.1, and is incorporated herein by reference, which Certificate of Designation was filed with the Secretary of State of the State of Oklahoma on December 11, 2013. The shares of Series A Preferred Stock have a stated value of $1.00 per share (the “Stated Value”), and shall receive a dividend of 6% of their Stated Value per annum. Under the Certificate of Designation, the holders of the Series A Preferred Stock have the following rights, preferences and privileges:

The Series A Preferred Stock may, at the option of the Investor, be converted at any time after the first anniversary of the issuance of the Series A Preferred Stock or from time to time thereafter into 50,000,000 number of fully paid and non-assessable shares of Common Stock that Such Investor is entitled to in proportion to the 500,000 shares of Series A Preferred so designated in the Certificate of Designation.

The Series A Preferred Stock will automatically be converted into Common Stock anytime the 5 day average VWAP of the Company’s Common Stock prior to such conversion is equal to $0.05 or more. Such mandatory conversion would be converted by the same method described above for discretionary conversions.

Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall not have voting rights or powers.

In the event of any i) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or ii) sale, merger, consolidation, reorganization or other transaction that results in a change of control of the Company, each holder of a share of Series A Preferred shall be entitled to receive, subject to prior preferences and other rights of any class or series of stock of the Company senior to the Series A Preferred, but prior and in preference to any distribution of any of the assets or surplus funds of the Company to holders of Common Stock, or any other class or series of stock of the Company junior to the Series A Preferred, an amount equal to the Stated Value plus accrued and unpaid dividends (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Preference Amount”). After such payment has been made to the holders of Series A Preferred of the full Preference Amount to which such holders shall be entitled, the remaining net assets of the Company available for distribution, if any, shall be distributed pro rata among the holders of Common Stock. In the event the funds or assets legally available for distribution to the holders of Series A Preferred are insufficient to pay the Preference Amount, then all funds or assets available for distribution to the holders of capital stock shall be paid to the holders of Series A Preferred pro rata based on the full Preference Amount to which they are entitled.

The Company may not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred Stock shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred in an amount equal to the dividend per share that such holders would have received had they converted their shares of Series A Preferred into shares of Common Stock immediately prior to the record date for the declaration of the Common Stock dividend in an amount equal to the average VWAP during the 5 trading days prior to the date such dividend is due.

Warrants.

Each Unit consists of Warrants entitling the Investor to purchase fifty (50) shares of Common Stock for each share of Series A Preferred purchased by such Investor in the Private Placement, at an initial exercise price per share of $0.0055. The exercise price and number of shares of Common Stock issuable under the Warrants are subject to adjustments for stock dividends, splits, combinations and similar events. On or after the first anniversary of the issuance of the Warrants and prior to close of business on fourth anniversary of the issuance of the Warrants and may be exercised at any time upon the election of the holder, provided however, that an Investor may at any given time convert only up to that number of shares of Common Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such Investor and all persons affiliated with such Investor, is not more than 4.99% of the Company’s Common Stock then outstanding (subject to adjustment up to 9.99% at the Investor’s discretion upon 61 days’ prior notice).

Transaction Documents.

The Securities Purchase Agreement, the Warrants and Certificate of Designation contain ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing descriptions of the Securities Purchase Agreement and the Warrants do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference. The Securities Purchase Agreement and the form of Warrant are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

The Investors in the Private Placement represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes. A legend will be placed on the Common Stock certificates, the Warrants, and on the Common Stock issuable upon the exercise of the Warrants stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitation of Series A Convertible Preferred Stock of 3DIcon Corporation
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement by and among 3DIcon Corporation and the Investors thereunder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

3DICON CORPORATION

Date: December 13, 2013	By:	/s/ Victor F. Keen
Victor F. Keen, Chief Executive Officer